Exhibit 99.1

Ventas Reports 13 Percent Increase in 1st Quarter 2013 Normalized FFO to $1.03 Per Diluted Share

2013 Normalized FFO Per Diluted Share Guidance of $3.99 to $4.07 Reaffirmed

CHICAGO--(BUSINESS WIRE)--April 26, 2013--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended March 31, 2013 increased 14.3 percent to $301.6 million, from $263.9 million for the comparable 2012 period. Normalized FFO per diluted common share was $1.03 for the quarter ended March 31, 2013, a 13 percent increase from $0.91 for the comparable 2012 period. Weighted average diluted shares outstanding for the quarter rose by one percent to 293.9 million, compared to 290.8 million in the first quarter of 2012.

“We are pleased to report that we have sustained excellent results, delivering consistent superior performance to stakeholders,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “Our high-quality and diverse portfolio, our team and our accretive investments all contributed to outstanding FFO and same-store property NOI growth, as well as the increase in our 2013 dividend,” she added. “Our powerful platform, financial strength and liquidity have built a company with an enterprise value exceeding $31 billion that produced total return to shareholders of more than 22 percent year to date and 888 percent over the last decade. We are excited about our future opportunities.”

The growth in first quarter 2013 normalized FFO per diluted common share compared to the first quarter of 2012 is due primarily to the Company’s $2.7 billion of investments in 2012; net operating income increases in its high-quality private pay seniors housing communities managed by Atria Senior Living, Inc. (“Atria”) and Sunrise Senior Living, LLC (“Sunrise”), its triple-net lease portfolio and its medical office building (“MOB”) segment; and lower weighted average interest rates. These benefits were partially offset by higher debt balances, increases in general and administrative expenses, asset sales and loan repayments in 2013 and 2012, and an increase in weighted average diluted shares outstanding.

Normalized FFO for the quarter ended March 31, 2013 excludes the net expense (totaling $6.3 million, or $0.02 per diluted share) from merger-related expenses and deal costs (including integration costs), amortization of other intangibles and non-cash income tax expense. Normalized FFO for the quarter ended March 31, 2012 excluded the net expense (totaling $49.1 million, or $0.17 per diluted share) from loss on extinguishment of debt, non-cash income tax expense, merger-related expenses and deal costs (including integration costs), and amortization of other intangibles.

Net income attributable to common stockholders for the quarter ended March 31, 2013 was $112.2 million, or $0.38 per diluted common share, including discontinued operations of $(5.6) million. Net income attributable to common stockholders for the quarter ended March 31, 2012 was $90.6 million, or $0.31 per diluted common share, including discontinued operations of $43.4 million. This $21.6 million increase in net income attributable to common stockholders in the first quarter of 2013 over the prior year comparable period is primarily the result of the increases described above for normalized FFO, changes in losses on extinguishment of debt and income taxes, partially offset by year-over-year changes in discontinued operations and additional depreciation and amortization.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended March 31, 2013 increased 37.5 percent to $295.3 million, from $214.8 million in the comparable 2012 period. NAREIT FFO per diluted common share for the quarter ended March 31, 2013 increased 35.1 percent to $1.00, from $0.74 in the first quarter of 2012.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

First Quarter 2013 Same-Store NOI Grows 7.3 Percent and Occupancy Rises 270 Basis Points

At March 31, 2013, the Company’s seniors housing operating portfolio included 220 communities: 125 seniors housing communities managed by Atria and 95 seniors housing communities managed by Sunrise. First quarter 2013 Net Operating Income (“NOI”) after management fees for this portfolio totaled $108.1 million.

For the 195 private pay seniors housing communities owned by the Company for the full first quarters of 2013 and 2012 (“same-store”), average unit occupancy rose 270 basis points to 91.1 percent, NOI after management fees grew 7.3 percent and REVPOR (revenue per occupied room) grew 3.2 percent for these same-store communities in the first quarter of 2013 compared to the first quarter of 2012.

FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Investments and Dispositions

  Ventas invested approximately $200 million in ten assets in which the Company previously had a noncontrolling interest or was the tenant under a capital lease prior to the acquisition. These investments were on-campus, 100 percent leased MOBs and private pay seniors housing communities yielding approximately 6.5 percent.
  Ventas sold assets, including loans, and received final repayment on outstanding loans for aggregate proceeds of $156 million.

Liquidity, Capital Raising, Ratings and Balance Sheet

  In March 2013, Ventas issued and sold $758.8 million aggregate principal amount of senior notes with a weighted average interest rate of 3.6 percent and a weighted average initial maturity of 15 years and used the proceeds to repay amounts outstanding under the Company’s unsecured revolving credit facility bearing interest at LIBOR plus 110 basis points. These transactions took advantage of historically low interest rates, expanded the Company’s available liquidity, improved its ratio of fixed to floating rate debt, and extended its average maturity schedule.
  In February, the Company repaid in full, at par, $269.9 million aggregate principal amount of its outstanding 6.25 percent senior notes due 2013, which notes were accruing interest at a GAAP (U.S. generally accepted accounting principles) rate of 1.75 percent.
  As previously announced, Ventas established an “at-the-market” equity offering program (“ATM”) through which it may sell up to an aggregate of $750 million of its common stock. During the quarter, the Company received aggregate proceeds of approximately $5 million from sales of its common stock under this program. To date, the Company has issued 1.1 million shares under the ATM at an average sales price exceeding $74 per share for total gross proceeds of $83.7 million.
  Standard & Poor’s Rating Services (“S&P”) improved its outlook on the Company’s corporate credit rating to “positive” in April 2013. Ventas’s senior unsecured debt is currently rated BBB+ (stable) by Fitch Ratings, Baa2 (positive) by Moody’s Investors Service and BBB (positive) by S&P.
  The Company’s debt to total capitalization at March 31, 2013 was approximately 28 percent.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at March 31, 2013 was 5.3x.
  At March 31, 2013, the Company had $165 million of borrowings outstanding under its unsecured revolving credit facility and $58 million of cash and cash equivalents. Currently, it has $3.7 million in borrowings outstanding under its unsecured revolving credit facility and approximately $58 million of cash and cash equivalents.

DIVIDENDS, PORTFOLIO UPDATE & ADDITIONAL INFORMATION

  Ventas increased the first quarterly installment of its 2013 dividend by eight percent to $0.67 per share, which was paid on March 28, 2013.
  The Company owned 1,215 properties for the full first quarters of 2013 and 2012 ("same-store").  Cash NOI growth for the Company's total same-store portfolio was 4.2 percent in the first quarter of 2013 compared to the first quarter of 2012.
  As previously announced, Ventas has entered into lease renewals, new leases or sale contracts for all 89 licensed healthcare facilities leased by Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) whose lease term was up for renewal May 1, 2013. Ventas continues to expect all transactions and operating transitions to be completed during the first half of 2013. Certain of these transactions and operating transitions remain subject to customary closing conditions, including regulatory approval. Accordingly, there can be no assurance that the transactions will be completed or that the expected operating transitions will occur.
  The 173 skilled nursing facilities (“SNFs”) and long-term acute care hospitals (“LTACs”) currently master leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.0x for the trailing 12-month period ended December 31, 2012 (the latest date available).
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS REAFFIRMS 2013 NORMALIZED FFO PER DILUTED SHARE GUIDANCE OF $3.99 TO $4.07

Ventas continues to expect (a) its 2013 normalized FFO per diluted share, excluding the impact of unannounced acquisitions, divestitures and capital transactions, to range between $3.99 and $4.07 and (b) its 2013 NOI for its total Atria- and Sunrise-managed seniors housing operating portfolio to range between $430 million and $440 million, representing approximately five percent to eight percent same-store NOI growth.

Excluding non-cash items from normalized FFO (projected to be $0.12 per diluted share), computed consistent with prior periods, the midpoint of the Company’s guidance range constitutes approximately nine percent per share growth in 2013. A reconciliation of the Company’s guidance, and the non-cash items, to the Company’s projected GAAP earnings is included elsewhere in this press release.

The Company’s guidance is based upon previously announced assumptions and other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (617) 213-8055. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or at www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 92222718, beginning at approximately 12:00 p.m. Eastern Time and will be archived for 28 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,400 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2012 and the year ending December 31, 2013; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in U.S. and Canadian currency exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, including the rent escalators for two of the Company’s master lease agreements with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the healthcare industry resulting in a change of control of one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; and (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Assets
Real estate investments:
Land and improvements	$1,764,208	$1,772,417	$1,754,826	$1,744,752	$1,616,947
Buildings and improvements	16,977,860	16,920,821	16,552,534	16,181,392	15,329,730
Construction in progress	72,714	70,665	93,992	133,890	85,418
Acquired lease intangibles	984,023	981,704	965,500	920,116	799,136
	19,798,805	19,745,607	19,366,852	18,980,150	17,831,231
Accumulated depreciation and amortization	(2,803,068)	(2,634,075)	(2,447,175)	(2,256,197)	(2,084,212)
Net real estate property	16,995,737	17,111,532	16,919,677	16,723,953	15,747,019
Secured loans receivable, net	490,107	635,002	215,775	213,193	222,218
Investments in unconsolidated entities	94,257	95,409	90,992	104,636	106,086
Net real estate investments	17,580,101	17,841,943	17,226,444	17,041,782	16,075,323
Cash and cash equivalents	57,690	67,908	58,530	52,803	53,224
Escrow deposits and restricted cash	99,225	105,913	76,908	114,883	114,420
Deferred financing costs, net	54,079	42,551	25,426	25,750	26,601
Other assets	915,826	921,685	1,053,591	987,043	919,391
Total assets	$18,706,921	$18,980,000	$18,440,899	$18,222,261	$17,188,959

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$8,295,908	$8,413,646	$7,494,774	$7,204,727	$6,430,364
Accrued interest	58,086	47,565	56,326	47,842	58,041
Accounts payable and other liabilities	910,692	995,156	1,049,043	1,059,385	1,060,647
Deferred income taxes	261,122	259,715	265,116	271,066	271,408
Total liabilities	9,525,808	9,716,082	8,865,259	8,583,020	7,820,460

Redeemable OP unitholder and noncontrolling interests	194,302	174,555	113,908	116,635	106,264

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 295,823, 295,565, 295,534, 295,370 and 289,027 shares issued at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively	73,969	73,904	73,896	73,855	72,273
Capital in excess of par value	9,904,694	9,920,962	9,941,030	9,932,839	9,591,880
Accumulated other comprehensive income	21,828	23,354	23,626	21,404	23,926
Retained earnings (deficit)	(861,434)	(777,927)	(680,888)	(609,487)	(500,808)
Treasury stock, 3,736, 3,699, 0, 0 and 10 shares at March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively	(223,709)	(221,165)	—	—	(536)
Total Ventas stockholders’ equity	8,915,348	9,019,128	9,357,664	9,418,611	9,186,735
Noncontrolling interest	71,463	70,235	104,068	103,995	75,500
Total equity	8,986,811	9,089,363	9,461,732	9,522,606	9,262,235
Total liabilities and equity	$18,706,921	$18,980,000	$18,440,899	$18,222,261	$17,188,959

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2013 and 2012
(In thousands, except per share amounts)

	2013	2012
Revenues:
Rental income:
Triple-net leased	$213,763	$203,575
Medical office buildings	111,146	63,965
	324,909	267,540
Resident fees and services	339,170	285,193
Medical office building and other services revenue	3,648	5,608
Income from loans and investments	16,103	8,036
Interest and other income	1,038	47
Total revenues	684,868	566,424

Expenses:
Interest	79,600	68,130
Depreciation and amortization	179,017	160,421
Property-level operating expenses:
Senior living	230,908	195,134
Medical office buildings	36,541	20,703
	267,449	215,837
Medical office building services costs	1,639	2,988
General, administrative and professional fees	28,774	22,198
Loss on extinguishment of debt, net	—	29,544
Merger-related expenses and deal costs	4,262	7,981
Other	4,587	1,576
Total expenses	565,328	508,675

Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	119,540	57,749
Income from unconsolidated entities	929	317
Income tax expense	(1,744)	(11,338)
Income from continuing operations	118,725	46,728
Discontinued operations	(5,627)	43,364
Net income	113,098	90,092
Net income (loss) attributable to noncontrolling interest	905	(534)
Net income attributable to common stockholders	$112,193	$90,626

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.40	$0.16
Discontinued operations	(0.02)	0.15
Net income attributable to common stockholders	$0.38	$0.31
Diluted:
Income from continuing operations attributable to common stockholders	$0.40	$0.16
Discontinued operations	(0.02)	0.15
Net income attributable to common stockholders	$0.38	$0.31

Weighted average shares used in computing earnings per common share:
Basic	291,455	288,375
Diluted	293,924	290,813

Dividends declared per common share	$0.67	$0.62

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2013 First	2012 Quarters
	Quarter	Fourth	Third	Second	First

Revenues:
Rental income:
Triple-net leased	$213,763	$207,761	$208,211	$204,898	$203,575
Medical office buildings	111,146	108,951	100,814	89,110	63,965
	324,909	316,712	309,025	294,008	267,540
Resident fees and services	339,170	321,933	316,560	303,437	285,193
Medical office building and other services revenue	3,648	3,950	4,544	6,639	5,608
Income from loans and investments	16,103	14,690	9,035	8,152	8,036
Interest and other income	1,038	665	330	65	47
Total revenues	684,868	657,950	639,494	612,301	566,424

Expenses:
Interest	79,600	76,364	74,555	72,979	68,130
Depreciation and amortization	179,017	182,894	189,277	187,705	160,421
Property-level operating expenses:
Senior living	230,908	222,551	216,306	208,066	195,134
Medical office buildings	36,541	39,684	36,144	29,621	20,703
	267,449	262,235	252,450	237,687	215,837
Medical office building services costs	1,639	1,569	1,487	3,839	2,988
General, administrative and professional fees	28,774	23,022	26,867	26,423	22,198
(Gain) loss on extinguishment of debt, net	—	(699)	(1,194)	9,989	29,544
Merger-related expenses and deal costs	4,262	13,617	4,917	36,668	7,981
Other	4,587	1,887	1,966	1,510	1,576
Total expenses	565,328	560,889	550,325	576,800	508,675

Income before income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	119,540	97,061	89,169	35,501	57,749
Income from unconsolidated entities	929	249	17,074	514	317
Income tax (expense) benefit	(1,744)	3,555	8,886	5,179	(11,338)
Income from continuing operations	118,725	100,865	115,129	41,194	46,728
Discontinued operations	(5,627)	(14,739)	(3,308)	32,542	43,364
Net income	113,098	86,126	111,821	73,736	90,092
Net income (loss) attributable to noncontrolling interest	905	(141)	(61)	(289)	(534)
Net income attributable to common stockholders	$112,193	$86,267	$111,882	$74,025	$90,626

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.40	$0.34	$0.39	$0.15	$0.16
Discontinued operations	(0.02)	(0.05)	(0.01)	0.11	0.15
Net income attributable to common stockholders	$0.38	$0.29	$0.38	$0.26	$0.31
Diluted:
Income from continuing operations attributable to common stockholders	$0.40	$0.34	$0.39	$0.14	$0.16
Discontinued operations	(0.02)	(0.05)	(0.01)	0.11	0.15
Net income attributable to common stockholders	$0.38	$0.29	$0.38	$0.25	$0.31

Weighted average shares used in computing earnings per common share:
Basic	291,455	294,704	294,928	290,170	288,375
Diluted	293,924	297,089	297,407	292,592	290,813

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2013 and 2012
(In thousands)
	2013	2012
Cash flows from operating activities:
Net income	$113,098	$90,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	186,943	164,636
Amortization of deferred revenue and lease intangibles, net	(3,310)	(5,160)
Other non-cash amortization	(5,329)	(10,108)
Change in fair value of financial instruments	25	33
Stock-based compensation	5,662	4,834
Straight-lining of rental income, net	(7,865)	(4,890)
Loss on extinguishment of debt, net	—	29,544
Gain on real estate dispositions, net (including amounts in discontinued operations)	(477)	(40,233)
(Gain) loss on real estate loan investments	(340)	559
Income tax expense (including amounts in discontinued operations)	1,744	11,305
Loss (income) from unconsolidated entities	312	(317)
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	—
Other	2,880	3,049
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(10,459)	1,275
Increase in accrued interest	10,530	20,452
Decrease in accounts payable and other liabilities	(61,868)	(20,110)
Net cash provided by operating activities	230,305	244,961
Cash flows from investing activities:
Net investment in real estate property	(56,175)	(500)
Purchase of noncontrolling interest	(3,186)	—
Investment in loans receivable	(2,789)	(22,473)
Proceeds from real estate disposals	11,250	8,847
Proceeds from loans receivable	146,394	17,244
Funds held in escrow for future development expenditures	5,440	—
Development project expenditures	(21,588)	(31,274)
Capital expenditures	(19,795)	(10,019)
Other	(78)	(2,137)
Net cash provided by (used in) investing activities	59,473	(40,312)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	(375,916)	(382,398)
Proceeds from debt	916,871	667,330
Repayment of debt	(635,793)	(298,801)
Payment of deferred financing costs	(13,808)	(1,793)
Issuance of common stock, net	5,050	—
Cash distribution to common stockholders	(195,700)	(179,253)
Cash distribution to redeemable OP unitholders	(1,151)	(1,112)
Purchases of redeemable OP units	(108)	(233)
Distributions to noncontrolling interest	(1,450)	(1,592)
Other	2,058	565
Net cash used in financing activities	(299,947)	(197,287)
Net (decrease) increase in cash and cash equivalents	(10,169)	7,362
Effect of foreign currency translation on cash and cash equivalents	(49)	55
Cash and cash equivalents at beginning of period	67,908	45,807
Cash and cash equivalents at end of period	$57,690	$53,224

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$8,839	$54,881
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(37,799)
Other assets acquired	668	(5,126)
Debt assumed	—	17,734
Other liabilities	6,422	(6,989)
Deferred income tax liability	1,532	—
Noncontrolling interests	1,553	(3,115)
Equity issued	—	4,326
Debt transferred on the sale of assets	—	14,535

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2013 First	2012 Quarters
	Quarter	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$113,098	$86,126	$111,821	$73,736	$90,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	186,943	201,748	196,622	201,769	164,636
Amortization of deferred revenue and lease intangibles, net	(3,310)	(4,153)	(4,136)	(3,669)	(5,160)
Other non-cash amortization	(5,329)	(8,617)	(10,141)	(11,077)	(10,108)
Change in fair value of financial instruments	25	(52)	58	60	33
Stock-based compensation	5,662	4,255	5,443	6,252	4,834
Straight-lining of rental income, net	(7,865)	(7,330)	(6,242)	(5,580)	(4,890)
(Gain) loss on extinguishment of debt, net	—	(699)	(1,194)	9,989	29,544
Gain on real estate dispositions, net (including amounts in discontinued operations)	(477)	(1,804)	(357)	(38,558)	(40,233)
(Gain) loss on real estate loan investments	(340)	(5,789)	—	—	559
Income tax expense (benefit) (including amounts in discontinued operations)	1,744	(3,555)	(8,870)	(5,166)	11,305
Loss (income) from unconsolidated entities	312	(249)	(429)	(514)	(317)
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	—	(16,645)	—	—
Other	2,880	3,994	424	2,848	3,049
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(10,459)	15,686	(12,791)	(414)	1,275
Increase (decrease) in accrued interest	10,530	(8,761)	8,471	(10,193)	20,452
(Decrease) increase in accounts payable and other liabilities	(61,868)	12,697	(13,524)	(3,635)	(20,110)
Net cash provided by operating activities	230,305	283,497	248,510	215,848	244,961
Cash flows from investing activities:
Net investment in real estate property	(56,175)	(298,153)	(255,508)	(898,904)	(500)
Purchase of private investment funds	—	(276,419)	—	—	—
Purchase of noncontrolling interest	(3,186)	—	—	(3,934)	—
Investment in loans receivable	(2,789)	(422,035)	(3,263)	(4,787)	(22,473)
Proceeds from real estate disposals	11,250	73,900	66,298	—	8,847
Proceeds from loans receivable	146,394	8,402	1,594	15,979	17,244
Proceeds from sale or maturity of marketable securities	—	37,500	—	—	—
Funds held in escrow for future development expenditures	5,440	(28,050)	—	—	—
Development project expenditures	(21,588)	(23,883)	(29,558)	(29,287)	(31,274)
Capital expenditures	(19,795)	(27,160)	(18,458)	(13,793)	(10,019)
Other	(78)	115	40	(13)	(2,137)
Net cash provided by (used in) investing activities	59,473	(955,783)	(238,855)	(934,739)	(40,312)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	(375,916)	(163,983)	337,575	293,744	(382,398)
Proceeds from debt	916,871	1,142,023	299,067	601,985	667,330
Repayment of debt	(635,793)	(90,023)	(457,278)	(346,921)	(298,801)
Payment of deferred financing costs	(13,808)	(19,513)	(1,277)	(1,187)	(1,793)
Issuance of common stock, net	5,050	—	—	342,469	—
Cash distribution to common stockholders	(195,700)	(183,306)	(183,283)	(182,704)	(179,253)
Cash distribution to redeemable OP unitholders	(1,151)	(1,088)	(1,117)	(1,129)	(1,112)
Purchases of redeemable OP units	(108)	(2,841)	(1,149)	(378)	(233)
Distributions to noncontrolling interest	(1,450)	(1,180)	(1,128)	(1,315)	(1,592)
Other	2,058	1,573	4,621	13,944	565
Net cash (used in) provided by financing activities	(299,947)	681,662	(3,969)	718,508	(197,287)
Net (decrease) increase in cash and cash equivalents	(10,169)	9,376	5,686	(383)	7,362
Effect of foreign currency translation on cash and cash equivalents	(49)	2	40	(37)	55
Cash and cash equivalents at beginning of period	67,908	58,530	52,804	53,224	45,807
Cash and cash equivalents at end of period	$57,690	$67,908	$58,530	$52,804	$53,224

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$8,839	$84,939	$132,872	$310,002	$54,881
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	—	(96,204)	(37,799)
Other assets acquired	668	(22,159)	18,380	86,635	(5,126)
Debt assumed	—	44,923	117,539	232,629	17,734
Other liabilities	6,422	9,707	34,045	33,628	(6,989)
Deferred income tax liability	1,532	—	(1,596)	5,895	—
Noncontrolling interests	1,553	8,150	1,264	28,281	(3,115)
Equity issued	—	—	—	—	4,326
Debt transferred on the sale of assets	—	—	—	—	14,535

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) Including and Excluding Non-Cash Items[1]
(Dollars in thousands, except per share amounts)

							Tentative Estimates Preliminary and Subject to Change		Year- Over- Year Growth[2]

	2012					2013	FY2013 - Guidance
	Q1	Q2	Q3	Q4	FY	Q1	Low	High	‘12-‘13E

Net income attributable to common stockholders	$90,626	$74,025	$111,882	$86,267	$362,800	$112,193	$361,190	$428,481
Net income attributable to common stockholders per share	$0.31	$0.25	$0.38	$0.29	$1.23	$0.38	$1.22	$1.45

Adjustments:
Depreciation and amortization on real estate assets	159,519	186,704	188,025	181,626	715,874	177,739	771,711	761,711
Depreciation on real estate assets related to noncontrolling interest	(1,511)	(2,336)	(2,221)	(2,435)	(8,503)	(2,502)	(8,623)	(10,623)
Depreciation on real estate assets related to unconsolidated entities	2,175	2,131	1,700	1,510	7,516	1,646	7,082	6,082
Gain on re-measurement of equity interest upon acquisition, net	—	—	(16,645)	—	(16,645)	(1,241)	(1,241)	(1,241)
Discontinued operations:
(Gain) loss on real estate dispositions, net	(40,233)	(38,558)	(357)	(1,804)	(80,952)	(477)	2,553	(3,447)
Depreciation and amortization on real estate assets	4,215	14,064	7,345	18,853	44,477	7,926	9,431	9,431
Subtotal: Funds From Operations add-backs	124,165	162,005	177,847	197,750	661,767	183,091	780,913	761,913
Subtotal: Funds From Operations add-backs per share	$0.43	$0.55	$0.60	$0.67	$2.25	$0.62	$2.65	$2.58
Funds From Operations	$214,791	$236,030	$289,729	$284,017	$1,024,567	$295,284	$1,142,103	$1,190,394	14%
Funds From Operations per share	$0.74	$0.81	$0.97	$0.96	$3.48	$1.00	$3.87	$4.03	14%

Adjustments:
Merger-related expenses and deal costs	7,981	36,668	4,917	13,617	63,183	4,262	20,675	10,000
Income tax expense (benefit)	11,305	(5,166)	(8,870)	(3,555)	(6,286)	1,744	8,500	5,500
Loss (gain) on extinguishment of debt, net	29,544	9,989	(1,194)	(699)	37,640	—	5,000	(5,000)
Change in fair value of financial instruments	33	60	58	(52)	99	25	25	25
Amortization of other intangibles	256	255	256	255	1,022	256	1,522	522
Subtotal: Normalized Funds From Operations add-backs	49,119	41,806	(4,833)	9,566	95,658	6,287	35,722	11,047
Subtotal: Normalized Funds From Operations add-backs per share	$0.17	$0.14	$(0.02)	$0.03	$0.32	$0.02	$0.12	$0.04
Normalized Funds From Operations	$263,910	$277,836	$284,896	$293,583	$1,120,225	$301,571	$1,177,825	$1,201,441	6%
Normalized Funds From Operations per share	$0.91	$0.95	$0.96	$0.99	$3.80	$1.03	$3.99	$4.07	6%

Non-cash items included in Normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,160)	(3,669)	(4,136)	(4,153)	(17,118)	(3,310)	(14,549)	(14,549)
Other non-cash amortization, including fair market value of debt	(10,108)	(11,077)	(10,141)	(8,617)	(39,943)	(5,329)	(17,130)	(17,130)
Stock-based compensation	4,834	6,252	5,443	4,255	20,784	5,662	22,649	22,649
Straight-lining of rental income, net	(4,890)	(5,580)	(6,242)	(7,330)	(24,042)	(7,865)	(25,016)	(25,016)
Subtotal: non-cash items included in Normalized FFO	(15,324)	(14,074)	(15,076)	(15,845)	(60,319)	(10,842)	(34,046)	(34,046)
Subtotal: non-cash items included in Normalized
FFO per share	$(0.05)	$(0.05)	$(0.05)	$(0.05)	$(0.20)	$(0.04)	$(0.12)	$(0.12)
Normalized FFO, excluding non-cash items	$248,586	$263,762	$269,820	$277,738	$1,059,906	$290,729	$1,143,779	$1,167,395	9%
Normalized FFO, excluding non-cash items per share	$0.85	$0.90	$0.91	$0.93	$3.60	$0.99	$3.87	$3.95	9%

Weighted average diluted shares	290,813	292,592	297,407	297,089	294,488	293,924	295,194	295,194

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.
[2] 2012-2013E growth assumes the midpoint of 2013 guidance.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments; (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) the financial impact of contingent consideration; (g) charitable donations made to the Ventas Charitable Foundation; and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended March 31, 2013, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$112,193
Pro forma adjustments for current period investments, capital
transactions and dispositions	(5,501)
Pro forma net income for the three months ended March 31, 2013	106,692
Add back:
Pro forma interest (including discontinued operations)	81,324
Pro forma depreciation and amortization (including discontinued operations)	187,297
Stock-based compensation	5,662
Gain on real estate dispositions, net	(477)
Gain on re-measurement of equity interest upon acquisition, net	(1,241)
Income tax expense	1,744
Change in fair value of financial instruments	25
Other taxes	1,149
Merger-related expenses and deal costs	4,262
Adjusted Pro Forma EBITDA	$386,437
Adjusted Pro Forma EBITDA annualized	$1,545,748

As of March 31, 2013:
Debt	$8,295,908
Cash, including cash escrows pertaining to debt	(97,585)
Net debt	$8,198,323

Net debt to Adjusted Pro Forma EBITDA	5.3	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI by Segment
(In thousands)

	2013 First	2012 Quarters
	Quarter	Fourth	Third	Second	First
Revenues

Triple-Net
Triple-Net Rental Income	$213,763	$207,761	$208,211	$204,898	$203,575

Medical Office Buildings
Medical Office - Stabilized	102,450	100,027	92,458	80,336	56,251
Medical Office - Lease up	8,696	8,924	8,356	8,774	7,714
Total Medical Office Buildings - Rental Income	111,146	108,951	100,814	89,110	63,965
Total Rental Income	324,909	316,712	309,025	294,008	267,540

Medical Office Building Services Revenue	2,537	2,840	3,434	5,529	4,499
Total Medical Office Buildings - Revenue	113,683	111,791	104,248	94,639	68,464

Triple-Net Services Revenue	1,111	1,110	1,110	1,110	1,109
Total Medical Office Building and Other Services Revenue	3,648	3,950	4,544	6,639	5,608

Seniors Housing Operating
Seniors Housing - Stabilized	326,880	309,251	296,509	283,214	271,396
Seniors Housing - Lease up	11,548	11,939	19,311	19,491	13,078
Seniors Housing - Other	742	743	740	732	719
Total Resident Fees and Services	339,170	321,933	316,560	303,437	285,193

Non-Segment Income from Loans and Investments	16,103	14,690	9,035	8,152	8,036
Total Revenues, excluding Interest and Other Income	683,830	657,285	639,164	612,236	566,377

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	33,723	36,360	32,981	26,401	17,845
Medical Office - Lease up	2,818	3,324	3,163	3,220	2,858
Total Medical Office Buildings	36,541	39,684	36,144	29,621	20,703

Seniors Housing Operating
Seniors Housing - Stabilized	222,362	212,781	202,045	192,640	184,749
Seniors Housing - Lease up	7,933	9,190	13,631	13,787	9,795
Seniors Housing - Other	613	580	630	1,639	590
Total Seniors Housing	230,908	222,551	216,306	208,066	195,134
Total Property-Level Operating Expenses	267,449	262,235	252,450	237,687	215,837

Medical Office Building Services Costs	1,639	1,569	1,487	3,839	2,988

Net Operating Income

Triple-Net
Triple-Net Properties	213,763	207,761	208,211	204,898	203,575
Triple-Net Services Revenue	1,111	1,110	1,110	1,110	1,109
Total Triple-Net	214,874	208,871	209,321	206,008	204,684

Medical Office Buildings
Medical Office - Stabilized	68,727	63,667	59,477	53,935	38,406
Medical Office - Lease up	5,878	5,600	5,193	5,554	4,856
Medical Office Buildings Services	898	1,271	1,947	1,690	1,511
Total Medical Office Buildings	75,503	70,538	66,617	61,179	44,773

Seniors Housing Operating
Seniors Housing - Stabilized	104,518	96,470	94,464	90,574	86,647
Seniors Housing - Lease up	3,615	2,749	5,680	5,704	3,283
Seniors Housing - Other	129	163	110	(907)	129
Total Seniors Housing	108,262	99,382	100,254	95,371	90,059
Non-Segment	16,103	14,690	9,035	8,152	8,036
Net Operating Income	$414,742	$393,481	$385,227	$370,710	$347,552

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Total Same-Store Portfolio NOI
(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2013	2012

Net Operating Income	$414,742	$347,552

Less:
NOI Not Included in Same-Store	44,914	515
Straight-Lining of Rental Income	7,888	4,786
Non-Cash Rental Income	2,856	4,269
Non-Segment NOI	18,112	10,656
	73,770	20,226

Same-Store Cash NOI	$340,972	$327,326

Percentage Increase		4.2%

Click here to subscribe to Mobile Alerts for Ventas, Inc.

CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS